Exhibit 10.06

January 9, 2011

AGREEMENT TO EXTEND TERM OF

PROMISSORY NOTE

TO APRIL 9, 2011

By this Agreement, POWRtec International Corp., a Delaware corporation ("Maker") and The Management AB ("Creditor"), do hereby extend the term of that certain Promissory Note dated  July 9, 2010 (“Note”) to become due April 9, 2011 on the same terms and conditions as set forth in that Note with the sole exception of the due date.  A copy of the Note is attached hereto as Exhibit A.

POWRtec International Corp.

By:

/s/ Grant Jasmin

Grant Jasmin, President

Agreed: The Management AB

By:  /s/ Anders Sagadin

Anders Sagadin

POWRtec Corporation

745 Camden Ave., Suite D

Campbell, CA 95008

408-374-1900